As filed with the U.S. Securities and Exchange Commission on August 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U Power Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	5500	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

18/F, Building 3, Science and Technology Industrial Park

Yijiang District, Wuhu City, Anhui Province

People’s Republic of China, 241003

Tel: 0086-21-6859-3598

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ying Li, Esq.

Lisa Forcht, Esq.

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐†

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholder named in this preliminary prospectus may not sell these securities until the Registration Statement filed with the U.S. Securities and Exchange Commission, of which this preliminary prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and the selling shareholder named in this preliminary prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2025

PRELIMINARY PROSPECTUS

551,628 Class A Ordinary Shares

U Power Limited

This prospectus relates to the resale by the selling shareholder named in this prospectus (the “Selling Shareholder”) from time to time of up to an aggregate of 551,628 Class A ordinary shares (“Class A Ordinary Shares”), par value US$0.00001 per share (the “Offered Shares”), issuable upon the exercise of 551,628 warrants issued to the Selling Shareholder in a concurrent private placement in connection with our registered direct offering in July 2025 (the “Common Warrants”), pursuant to the securities purchase agreement, dated as of July 24, 2025, between us and the Selling Shareholder (the “Securities Purchase Agreement”).

We will not receive any of the proceeds from the sale of the Offered Shares by the Selling Shareholder. Any Class A Ordinary Shares subject to resale hereunder will have been issued by us and acquired by the Selling Shareholder prior to any resale of such shares pursuant to this prospectus.

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest, may offer or resell the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder will bear all commissions, discounts, and fees of underwriters, selling brokers or dealer managers and similar expenses if any, attributable to the sale of the Offered Shares. We will bear all costs, expenses and fees in connection with the registration of the Offered Shares. For additional information on the methods of sale that may be used by the Selling Shareholder, see “Plan of Distribution” beginning on page 40 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “UCAR.” On August 15, 2025, the last reported sale price of the Class A Ordinary Shares on Nasdaq was $2.00 per Class A Ordinary Share.

Investing in our Class A Ordinary Shares, including the Offered Shares, involves a high degree of risk, including the risk of losing your entire investment. Before making an investment decision, please read the information under the heading “Risk Factors” of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”) and in other reports incorporated herein by reference.

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating entities established in the PRC. As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of our Chinese operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 12 of the 2024 Annual Report.

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. As confirmed by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion; the newly revised Anti-Monopoly Law was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Our PRC counsel, Guantao Law Firm, advised us that, since we obtained approval from both the SEC and The Nasdaq Capital Market to issue and list our shares on Nasdaq prior to March 31, 2023, and closed our initial public offering on April 24, 2023, we were not required to make the filing with the CSRC for our initial public offering immediately pursuant to the Trial Measures. Our PRC counsel, Guantao Law Firm, has advised us that we are required to file with the CSRC for any subsequent offerings in the same overseas market within three working days after the offering is completed. On July 29, 2025, we filed with the CSRC for the offerings to the Selling Shareholder of: (1) 445,000 Class A Ordinary Shares, with a par value of $0.00001 per share; (2) pre-funded warrants to purchase up to 106,628 Class A Ordinary Shares; and (3) unregistered common warrants to purchase up to 551,628 Class A Ordinary Shares. We are not required to file with the CSRC in connection with this resale prospectus because we are not issuing any new securities. Given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiaries will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors” on page 24 of the 2024 Annual Report.

Our PRC counsel, Guantao Law Firm, has advised us that, as of the date of this prospectus, we and our PRC subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses and auto dealer filings. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $1.97 million, $4.88 million and $5.30 million to a subsidiary, Energy U Limited, as of July 30, 2025, and in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its two direct Hong Kong holding companies. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 21 of the 2024 Annual Report.

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in 10 Anson Road, #13-09 International Plaza, Singapore 079903, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. As such, as of the date of this prospectus, we are not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years beginning in 2022, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Relating to Doing Business in China — The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” on page 25 of the 2024 Annual Report.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August [●], 2025

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholder identified in this prospectus may offer from time to time up to 551,628 Class A Ordinary Shares.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not, and the Selling Shareholder has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the Selling Shareholder seeking an offer to buy, the Class A Ordinary Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the Class A Ordinary Shares offered hereby or thereby.

If necessary, the specific manner in which the Class A Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of the Class A Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“AHYS” are to Anhui Yousheng New Energy Co., Ltd., a limited liability company established pursuant to PRC laws on May 16, 2013, which is controlled by WFOE (as defined below) with 100% equity ownership;

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“CD Youyineng” are to Chengdu Youyineng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on October 29, 2020, and is wholly owned by AHYS;

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value US$0.00001 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“EV” are to electric vehicle;

●	“Group” are to the Company and its subsidiaries, collectively;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“ISO” are to a series of quality management and quality assurance standards published by International Organization for Standardization, a non-government organization based in Geneva, Switzerland, for assessing the quality systems of business organizations;

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“our PRC subsidiaries” or “PRC operating subsidiaries” are to AHYS and its subsidiaries, including CD Youyineng, SH Youteng (defined below), SH Youxu (defined below), Youpin (defined below), Youpin SD (defined below), and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“Ordinary Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“SH Youteng” are to Shanghai Youteng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on November 3, 2020, and AHYS holds 70% of its equity interests;

●	“SH Youxu” are to Shanghai Youxu New Energy Technology Co., Ltd., a limited liability company established pursuant to PRC laws on March 22, 2021, and is wholly owned by AHYS;

●	“SME dealers” are to small and medium sized vehicle dealers;

●	“UK” are to the United Kingdom, made up of England, Scotland, Wales and Northern Ireland;

●	“U.S.,” “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$” and “U.S. dollars” are to the legal currency of the United States;

●	“we,” “us,” “Company,” “our” and “Upincar” are to U Power Limited, the Cayman Islands holding company, and its predecessor entity and its subsidiaries, as the context requires;

●	“WFOE” are to our wholly owned Chinese subsidiary, Shandong Yousheng New Energy Technology Development Co., Ltd., a limited liability company established pursuant to PRC laws on July 27, 2022;

●	“Youpin” are to Youpin Automobile Service Group Co., Ltd., a limited liability company established pursuant to PRC laws on July 18, 2013, and AHYS holds 54.37% of its equity interests; and

●	“Youpin SD” are to Youpin Automobile Service (Shandong) Co., Ltd., a limited liability company established pursuant to PRC laws on June 30, 2020, and AHYS holds 87% of its equity interests.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors,” elsewhere in this prospectus, and under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” elsewhere in this prospectus, and the section entitled “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus and other information incorporated by reference in this prospectus from our other filings with the SEC before deciding whether to invest in our Class A Ordinary Shares.

Overview

We are a vehicle sourcing service provider in China, with a vision to becoming an EV market player primarily focused on our proprietary battery-swapping technology, or UOTTA technology, which is an intelligent modular battery-swapping technology designed to provide a comprehensive battery power solution for EVs. In addition, we are exploring new business models, including the development of artificial intelligence-integrated solutions for energy grids and transportation systems. Our goal is to become a leading provider of comprehensive energy solutions powered by artificial intelligence (“AI”) that seamlessly connect EVs with advanced energy infrastructure.

Since our commencement of operations in 2013, we have principally engaged in the provision of vehicle sourcing services. We broker sales of vehicles between automobile wholesalers and buyers, including SME dealers and individual customers primarily located in the lower-tier cities in China, which are smaller and less developed than the tier-1 or tier-2 cities. To that end, we have focused on building business relationships with our sourcing partners and have developed a vehicle sourcing network. As of the date of this prospectus, our vehicle sourcing network consisted of approximately 100 wholesalers and 30 SME dealers located in lower-tier cities in China. For fiscal years ended December 31, 2022, 2023 and 2024, our revenues from the sourcing business were RMB4.4 million, RMB1.5 million and RMB0.1 million, which constituted 56.8%, 7.7% and 0.1%, respectively, of our total revenue.

Beginning in 2020, we gradually shifted our focus from the vehicle sourcing business to the development of our proprietary battery-swapping technology, or UOTTA technology. According to Frost & Sullivan, the PRC government will focus on promoting the electrification of commercial vehicles in the next few years, and it is expected that the sales volume of electric commercial vehicles will grow from 218.9 thousand units in 2022 to 431.0 thousand units in 2026 at a compound annual growth rate (“CAGR”) of 18.5% in China, and with the increasing penetration rates of electric commercial vehicles and the expanding battery-swapping infrastructure network, the market size by revenue of battery swapping solutions for electric commercial vehicles is expected to increase from approximately RMB22,097.6 million in 2022 to RMB176,615.1 million in 2026, representing a CAGR of 68.1%. In order to capture the opportunities arising from such growth, our plan is to develop a comprehensive EV battery power solution based on UOTTA technology, which mainly consists of: (i) vehicle-mounted supervisory control units that monitor the real-time status of an EV’s battery packs; (ii) customized vehicle control units (“VCUs”), which upload real-time data of the electric vehicle, such as its battery status, real-time location and safety status, to our data platform, using Bluetooth and/or Wi-Fi technologies; and (iii) our data management platform, which collects and synchronizes real-time information of the EVs uploaded by their respective VCUs, as well as information on the availability and locations of compatible UOTTA battery-swapping stations that assist drivers in locating the nearest compatible UOTTA battery-swapping station(s) available when the EV’s battery is determined to be lower than a certain level; and (iv) UOTTA battery-swapping stations designed for precise positioning, rapid disassembly, compact integration and flexible deployment of battery swapping for compatible EVs.

We have established in-house capabilities in the innovation of EV battery-swapping technology. Through our research and development efforts, we are developing an intellectual property portfolio. As of the date of this prospectus, we had 46 issued patents and 14 pending patent applications in China. Our research and development team is committed to technology innovation. As of the date of this prospectus, our research and development team consisted of 25 personnel and is led by Mr. Rui Wang and Mr. Zhanduo Hao, each of whom has experience of over 20 years in the electric power sector.

In 2021, leveraging years of automobile industry experience, we started cooperating with major automobile manufactures to jointly develop UOTTA-powered EVs, by adapting selected EV models with our UOTTA technology. According to Frost & Sullivan, compared with passenger EV drivers, drivers of commercial-use EVs experience more range anxiety and are more motivated to shorten, or even eliminate, time spent on recharging EVs, therefore, we intend to primarily focus on developing commercial-use UOTTA-powered EVs, such as ride-hailing passenger EVs, small logistics EVs, light electric trucks, and heavy electric trucks, and their compatible UOTTA battery-swapping stations. As of the date of this prospectus, we have entered into cooperating agreements with two major Chinese automobile manufacturers, FAW Jiefang Qingdao Automotive Co., Ltd, and HUBEI TRI-RING Motor Co., Ltd, to jointly develop UOTTA-powered electric trucks. We also have engaged with one battery-swapping station manufacture to jointly develop and manufacture UOTTA battery-swapping stations that are compatible with UOTTA-powered EVs. Our UOTTA battery-swapping stations are designed for precise positioning, rapid disassembly, compact integration and flexible deployment, allowing battery replacement within several minutes. As of the date of this prospectus, we realized sales of eleven battery-swapping stations. In August 2021, we completed the construction of our own battery-swapping station factory in Zibo City, Shandong Province (the “Zibo Factory”), which commenced manufacturing UOTTA battery-swapping stations in January 2022. In January 2022, we started operating a battery-swapping station, and in March 2023, we started operating a second battery-swapping station, both in Quanzhou City, Fujian Province, pursuant to our cooperation agreement with Quanzhou Xinao. In order to provide a comprehensive battery power solution based on UOTTA technology, we are in the process of developing a data management platform that connects UOTTA-powered EVs and stations, and assists the UOTTA-powered EV drivers in locating the closest compatible UOTTA swapping-stations on their routes. We believe we have made significant progress in entering into the EV market as of the date of this prospectus, however, there is no assurance that we will be able to execute our business plan to expand into the EV market as we have planned. For fiscal years ended December 31, 2022, 2023, and 2024, our revenues from the EV business were RMB3.1 million, RMB17.1 million, and RMB41.8 million, which constituted 39.2%, 86.3%, and 94.5%, respectively, of our total revenue.

Additionally, we plan to develop AI-integrated solutions for energy grids and transportation systems. By incorporating AI algorithms, our comprehensive solutions for smart energy grids are expected to support autonomous EV driving, optimize energy replenishment efficiency, and connect EV assets with advanced AI-powered transportation systems, enabling peak and off-peak energy load balancing.

Recent Development

Entry Into Two Material Definitive Agreements with Fortune Light Assets Ltd.

On May 13, 2024, we entered into a subscription agreement with Fortune Light Assets Ltd. (“FLA”). Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act, an aggregate of 209,644 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on June 15, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 ordinary shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 492,611 ordinary shares of the Company at a per share price of $6.09 for a total purchase price of up to $3,000,000, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of the subscription agreement.

On June 24, 2024, we entered into a subscription agreement with FLA. Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act, an aggregate of 209,644 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on July 3, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 ordinary shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 164,204 ordinary shares of the Company at a per share price of $6.09 for a total purchase price of up to $1,000,002.36, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of this subscription agreement.

Entry Into a Material Definitive Agreement with Big Benefit Ltd.

On May 23, 2024, we entered into a subscription agreement with Big Benefit Ltd. (“BBL”). Pursuant to the subscription agreement, BBL agreed to subscribe for and purchase, and the Company agreed to issue and sell to BBL, pursuant to Regulation S under the Securities Act, an aggregate of 419,289 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per ordinary shares, for an aggregate purchase price of $2,000,008.53.

The closing of the transaction took place on June 10, 2024. BBL is entitled to demand registration with respect to the 419,289 ordinary shares (such demand registration right will expire on the six-month anniversary of the execution date of the subscription agreement).

Variation of Share Capital

The 2024 annual general meeting of shareholders (the “AGM”) of the Company was held on August 13, 2024. At the AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each in the capital of the Company (other than the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued ordinary shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued ordinary shares as Class B Ordinary Shares,

As a result, immediately following the AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 ordinary shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

Entry Into a Material Definitive Agreement with Certain Institutional Investors

On January 24, 2025, we entered into a securities purchase agreement with certain institutional investors, including the Selling Shareholder, pursuant to which we issued and sold (i) in a registered direct offering 648,000 Class A Ordinary Shares and pre-funded warrants to purchase up to 393,668 Class A Ordinary Shares, and (ii) in a concurrent private placement, common warrants to purchase up to 1,562,502 Class A Ordinary Shares, which have an exercise price of $4.80 per Class A Ordinary Share, are exercisable immediately as of such date and will expire on January 28, 2030. The combined offering price for each Class A Ordinary Share and accompanying common warrant in the foregoing transaction was $4.80. The closing of the transaction took place on January 27, 2025. The gross proceeds to the Company were approximately $5.0 million before deducting the placement agent’s fees and other offering expenses.

The Class A Ordinary Shares, the pre-funded warrants and the Class A Ordinary Shares underlying the pre-funded warrants described above were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-282901), previously filed and declared effective by the SEC on November 8, 2024, the base prospectus filed as part of the registration statement on Form F-3, and the prospectus supplement dated January 27, 2025. The issuance and sale of the common warrants described above were exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Entry Into a Material Definitive Agreement with the Selling Shareholder

On July 24, 2025, we entered into the Securities Purchase Agreement with the Selling Shareholder, pursuant to which we issued and sold (i) in a registered direct offering 445,000 Class A Ordinary Shares and certain pre-funded warrants to purchase up to 106,628 Class A Ordinary Shares (the “Pre-funded Warrants”), and (ii) in a concurrent private placement, certain common warrants to purchase up to 551,628 Class A Ordinary Shares, which have an exercise price of $2.50 per Class A Ordinary Share, are exercisable immediately and will expire on July 24, 2030 (the “Common Warrants”). The combined offering price for each Class A Ordinary Share and accompanying Common Warrant was $2.50. The closing of the transaction took place on July 25, 2025. The gross proceeds to the Company were approximately $1.38 million before deducting the placement agent’s fees and other offering expenses.

The Class A Ordinary Shares, the Pre-Funded Warrants and the Class A Ordinary Shares underlying the Pre-funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-282901), previously filed and declared effective by the SEC on November 8, 2024, the base prospectus filed as part of the registration statement on Form F-3, and the prospectus supplement dated July 24, 2025. The issuance of the Common Warrants described above was exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. See also “Selling shareholders – July 2025 Registered Direct Offering and Concurrent Private Placement.”

Corporate Structure

We are a Cayman Islands exempted company incorporated on June 17, 2021. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised) of the Cayman Islands that do not apply to exempted companies.

The following diagram illustrates our corporate structure as of the date of this prospectus.

U Power Limited（Cayman）
"Company"
Cayman, 2021
100%
Youcang Limited（BVI）
100%
Energy U Limited（HK）(1)
85%
U Swap Co., Ltd.（TH）
70%
Greendrive Tech Co., Ltd.（TH）(2)
100%
Shandong Yousheng New Energy Technology Development Co., Ltd
"WFOE"
PRC, 2022
100%
Anhui Yousheng New Energy Co., Ltd,
"AHYS"
PRC, 2013
87%
Youpin Automobile Service (Shandong) Co., Ltd.
"Youpin SD"
PRC, 2020
98%
Youxu New Energy Technology (Zibo) Co., Ltd.
PRC, 2021
70%
Shanghai Youxu New Energy Technology Co., Ltd.
"SH Youxu"
PRC, 2021
100%
Chengdu Youyineng Automobile Service Co., Ltd.
"CD Youyineng"
PRC, 2020
70%
Shanghai Youteng Automobile Service Co., Ltd.
"SH Youteng"
PRC, 2020
54.37%
Youpin Automobile Service Group Co., Ltd.
"Youpin"
PRC, 2013
100%
Youguan Financial Leasing (China) Co., Ltd.
PRC, 2017
100%
Liaoning Youguan New Energy Technology Co., Ltd.
PRC, 2019
100%
Shanghai Youchuangneng Digital Technology Co., Ltd. .
PRC, 2015
100%
Wuhu Youxu New Energy Technology Co., Ltd.
PRC, 2021
100%
Youxu (Xiamen) Power Exchange Network Technology Co., Ltd.
PRC, 2021
100%
Quanzhou Youyi Power Exchange Network Technology Co., Ltd.
PRC, 2021
80%
Henan Youxu New Energy Technology Co., Ltd.,
PRC, 2022
70%
Youxu New Energy Technology (Nanyang) Co., Ltd.,
PRC, 2023
100%
Shanghai Younengke New Energy Technology Co., Ltd.PRC, 2025

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage.

On December 24, 2021, the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC released the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be Existing Issuers. Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market within three working days after the offering is completed. On July 29, 2025, we filed with the CSRC for the offerings to the Selling Shareholder of: (1) 445,000 Class A Ordinary Shares, with a par value of $0.00001 per share; (2) Pre-Funded Warrants to purchase up to 106,628 Class A Ordinary Shares; and (3) unregistered Common Warrants to purchase up to 551,628 Class A Ordinary Shares. We are not required to file with the CSRC in connection with this resale prospectus because we are not issuing any new securities. Any failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business licenses; and (2) auto dealer filings. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad; (iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Guantao Law Firm, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

As of the date of this prospectus, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Distributions and Dividends

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits or share premium, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $1.97 million, $4.88 million and $5.30 million to a subsidiary, Energy U Limited, as of July 31, 2025, and in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its direct Hong Kong holding company. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 6 of the 2024 Annual Report and in the section titled “Risk Factors” of this prospectus.

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. For details, see the risk factor on page 11 of the 2024 Annual Report;

●	Substantial uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. For details, see the risk factor on page 13 of the 2024 Annual Report;

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. For details, see the risk factor on page 18 of the 2024 Annual Report;

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. For details, see the risk factor on page 21 of the 2024 Annual Report;

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 23 of the 2024 Annual Report;

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment. For details, see the risk factor on page 23 of the 2024 Annual Report;

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors. For details, see the risk factor on page 24 of the 2024 Annual Report;

●	The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. For details, see the risk factor on page 25 of the 2024 Annual Report; and

●	Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results. For details, see the risk factor on page 26 of the 2024 Annual Report.

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern. For details, see the risk factor on page 28 of the 2024 Annual Report;

●	We have limited operating history in an emerging and fast-growing market, and our historical financial and operating performance may not be indicative of our future prospects and results of operations. For details, see the risk factor on page 28 of the 2024 Annual Report;

●	We face intense competition and may not be able to compete effectively. For details, see the risk factor with the same heading on page 29 of the 2024 Annual Report;

●	We may not be able to effectively manage our growth, control expenses or implement business strategies, any of which events may cause our PRC subsidiaries to be unable to provide services or deliver products with premium quality or compete effectively. For details, see the risk factor on page 30 of the 2024 Annual Report;

●	Any harm to our brands or reputation or any damage to the reputation of the third parties with whom we collaborate or failure to enhance brand recognition could have a material adverse effect on our results of operations and growth prospects. For details, see the risk factor on page 30 of the 2024 Annual Report;

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. For details, see the risk factor on page 31 of the 2024 Annual Report;

●	Some of our patent applications on UOTTA technology are currently pending, we cannot assure you that such patents will be approved, and we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business, results of operations, financial condition and prospects. For details, see the risk factor on page 32 of the 2024 Annual Report;

●	Any significant disruption in our IT systems, including events beyond our control, or disruptions in our business partners’ IT systems, could have a material and adverse effect on our business and financial condition. For details, see the risk factor on page 33 of the 2024 Annual Report;

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected. For details, see the risk factor on page 34 of the 2024 Annual Report;

●	Our business will be harmed if overall consumer demand suffers from a severe or sustained economic downturn or if there is an oversupply in the automobile industry, the EV industry or the battery-swapping station sector. For details, see the risk factor on page 35 of the 2024 Annual Report;

●	The seasonality of the automobile industry impacts our operating results. For details, see the risk factor on page 36 of the 2024 Annual Report; and

●	The integration of AI technologies into our products and services is subject to significant risks and uncertainties, and there is no assurance that our AI strategy will be successful or that we will be able to effectively compete in this rapidly evolving field. For details, see the risk factor on page 15 of this prospectus.

Risks Related to Our Vehicle Sourcing Business

Risks and uncertainties related to our vehicle sourcing business, but are not limited to, the following:

●	Our vehicle sourcing network is crucial to the success of our business; if we fail to further develop or maintain our business relationships with sourcing partners at a sustainable cost, or at all, our business, financial condition and prospects would be materially and adversely affected. For details, see the risk factor on page 39 of the 2024 Annual Report;

●	The commissions from our sourcing services may decline in the future, and any material decrease in such commissions could harm our business, financial condition and results of operations. For details, see the risk factor on page 39 of the 2024 Annual Report;

●	We face intense competition in the sourcing market and may not be able to compete effectively. For details, see the risk factor on page 40 of the 2024 Annual Report;

●	Uncertainties relating to the growth of the Chinese automotive markets in general could adversely affect our sourcing business and results of operations. For details, see the risk factor on page 40 of the 2024 Annual Report;

●	Our business is sensitive to changes in the prices of new and used vehicles. For details, see the risk factor on page 41 of the 2024 Annual Report; and

●	We rely on third-party carriers to transport vehicles to our customers, and they are subject to associated business risks and costs and with those of the transportation industry, generally, many of which risks and costs would be out of our control. For details, see the risk factor on page 41 of the 2024 Annual Report.

Risks Related to UOTTA-powered EV and Battery-Swapping Station Business

Risks and uncertainties related to our UOTTA-powered EV and Battery-Swapping Station business include, but are not limited to, the following:

●	We may encounter difficulties in entering into the EV market, which may materially and adversely affect our growth and business prospects. For details, see the risk factor on page 41 of the 2024 Annual Report;

●	Our future growth is dependent upon the demand for, and upon consumers’ willingness to adapt to, EVs and battery-swapping stations as a power solution. For details, see the risk factor on page 42 of the 2024 Annual Report;

●	Our success depends on our ability to successfully develop, market and sell UOTTA-powered EVs and battery-swapping stations. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	If UOTTA-powered EVs and battery-swapping stations do not meet the expectations of customers and users, our business, financial condition and competitive position will be materially and adversely affected. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	We may encounter difficulty promoting and marketing UOTTA-powered EVs and battery-swapping stations because of the lack of unified industry standards on EV batteries. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	Our reliance on third parties for manufacturing UOTTA-powered commercial-use EVs and battery-swapping stations increases the risk that the supply of our products may become limited or interrupted or may not be of satisfactory quality and quantity. For details, see the risk factor on page 44 of the 2024 Annual Report;

●	If we fail to comply with regulatory requirements, our business could be adversely affected. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We may fail to maintain our strategic partnerships with auto manufacturers to jointly develop UOTTA-powered EVs. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We depend on third parties for the supply of components and parts to manufacture battery-swapping stations. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We could experience cost increases or disruptions in supply of raw materials or other components used in the manufacturing of battery-swapping stations. For details, see the risk factor on page 46 of the 2024 Annual Report;

●	Adverse conditions affecting one or more of our cooperating automobile manufacturers, battery-swapping station manufacturers and suppliers may negatively impact our business, financial condition and prospects. For details, see the risk factor on page 46 of the 2024 Annual Report;

●	The UOTTA-powered EVs we jointly develop with cooperating automobile manufacturers are subject to motor vehicle safety standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results. For details, see the risk factor on page 47 of the 2024 Annual Report;

●	The construction and operation of our battery-swapping station manufacturing facilities are subject to regulatory approvals or filings and may be subject to changes, delays, cost overruns or may not produce expected benefits. For details, see the risk factor on page 47 of the 2024 Annual Report; and

●	The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for EVs, domestically produced vehicles or battery-swapping stations could have a material adverse effect on our business, financial condition and prospects. For details, see the risk factor on page 47 of the 2024 Annual Report.

Risks Relating to this Offering, Our Class A Ordinary Shares and the Trading Market

Risks and uncertainties related to this offering, our Class A Ordinary Shares and the trading market include, but are not limited to, the following:

●	An active trading market for our Class A Ordinary Shares may not develop or sustain, and the trading price for our Class A Ordinary Shares may fluctuate significantly. For details, see the risk factor on page 48 of the 2024 Annual Report;

●	The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile, which could result in substantial losses to investors. For details, see the risk factor on page 48 of the 2024 Annual Report;

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. For details, see the risk factor on page 49 of the 2024 Annual Report;

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. For details, see the risk factor on page 50 of the 2024 Annual Report;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment. For details, see the risk factor on page 50 of the 2024 Annual Report;

●	Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A Ordinary Shares. For details, see the risk factor on page 50 of the 2024 Annual Report;

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. For details, see the risk factor on page 51 of the 2024 Annual Report;

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. For details, see the risk factor on page 51 of the 2024 Annual Report;

●	We will incur increased costs as a result of being a public company. For details, see the risk factor on page 51 of the 2024 Annual Report;

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. For details, see the risk factor on page 52 of the 2024 Annual Report; and

●	The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholder in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares. For details, see the risk factor on page 15 of this prospectus.

Risks Related to Our Capital Structure

Risks and uncertainties related to our capital structure include, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. For details, see the risk factor on page 52 of the 2024 Annual Report; and

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. For details, see the risk factor on page 52 of the 2024 Annual Report.

Corporate Information

Our principal executive offices are located at 18/F, Building 3, Science and Technology Industrial Park, Yijiang District, Wuhu City, Anhui Province (安徽省芜湖市弋江区科技产业园3号楼18层), People’s Republic of China. Our telephone number at this address is 00852-6859-3598. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.upincar.com/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities offered by the Selling Shareholder	This prospectus covers the resale of a total of up to 551,628 Class A Ordinary Shares, issuable upon the exercise of the Common Warrants, from time to time after the registration statement that includes this prospectus is declared effective.

Terms of the Offering	The Selling Shareholder, including its transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. The Class A Ordinary Shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 40 of this prospectus.

Selling Shareholder	All of the Offered Shares are being offered by the Selling Shareholder named herein. See “Selling Shareholder” of this prospectus for more information on the Selling Shareholder.

Use of proceeds	The Selling Shareholder will receive all of the proceeds from the sale of Offered Shares for sale by it under this prospectus. We will not receive proceeds from the sale of the Offered Shares by the Selling Shareholder. However, we may receive the proceeds from any exercise of the Common Warrants if the holders exercise the Common Warrants for cash. We intend to use the proceeds from the exercise of the Common Warrants for cash, if any, for (i) market expansion efforts and business development; and (ii) working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds.”

Plan of Distribution	The Selling Shareholder, and any of its pledgees, and successors-in-interest, may offer or sell the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may also resell the Offered Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 40 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Risk factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors,” elsewhere in this prospectus, and under similar headings in other documents or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the Class A Ordinary Shares.

Listing	The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in the 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results, and financial condition and could result in a complete loss of your investment.

Risks Relating to Our Business and Industry

The integration of AI technologies into our products and services is subject to significant risks and uncertainties, and there is no assurance that our AI strategy will be successful or that we will be able to effectively compete in this rapidly evolving field.

We are in the process of integrating AI technologies into our core product and service offerings, including AI-driven solutions for energy grids, EVs, and advanced transportation systems. We do not anticipate utilizing open-source AI technology as of the date of this prospectus. While we believe that these innovations may offer operational benefits and could position us as a leading provider of comprehensive AI-integrated energy solutions, this evolving business model carries a number of risks.

The AI industry is still in its early stages and is characterized by rapid technological changes, evolving industry standards, regulatory uncertainty, and intense competition from both established companies and new market entrants. There is no guarantee that our investment in AI technologies will result in commercially viable products, competitive advantages, or customer adoption. Our AI models and algorithms may not perform as intended, may not achieve the desired efficiencies, or may produce results that are biased, unpredictable, or unreliable. Furthermore, our success depends on our ability to recruit and retain personnel with expertise in AI, data science, and advanced energy infrastructure, which is highly competitive and costly.

In addition, regulatory frameworks governing the use of AI are still developing and may vary widely across jurisdictions. New or evolving laws and regulations, such as those concerning data privacy, cybersecurity, algorithmic transparency, or liability for autonomous systems, could increase our compliance costs, limit the deployment of our AI technologies, or expose us to legal and reputational risks.

If we are unable to effectively develop, integrate, or scale our AI-based solutions, or if such solutions do not achieve market acceptance, our business prospects, financial condition, and results of operations could be materially and adversely affected.

Risks Relating to this Offering, Our Class A Ordinary Shares and the Trading Market

The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholder in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale of up to 551,628 Class A Ordinary Shares, par value $0.00001 per share. As of the date of this prospectus, there are 4,603,440 Class A Ordinary Shares issued and outstanding. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Selling Shareholder may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. located at 122 East 42nd St 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts in the Cayman Islands are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgement of a foreign court of competent jurisdiction without any retrial on the merits based on the principal that a judgement of a competent foreign court imposes upon the judgement debtor an obligation to pay the sum for which such judgment has been given, provided such judgment (a) is final and conclusive and for a liquidated sum; (b) is not in respect of taxes, a fine or a penalty; (c) is not inconsistent with a Cayman Islands judgment in respect of the same matter; (d) is not impeachable on the grounds of fraud; or (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Guantao Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guantao Law Firm has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the Selling Shareholder of the Offered Shares issued or issuable upon exercise of the Common Warrants. The Selling Shareholder will receive all net proceeds from the sale of the Offered Shares covered by this prospectus.

We may receive proceeds from the exercise of the Common Warrants to the extent that such Common Warrants are exercised for cash. If all of the Common Warrants are exercised for cash in full, the proceeds would be approximately $1,379,070.

We intend to use the proceeds from the exercise of the Common Warrants for cash, if any, for (i) market expansion efforts and business development; and (ii) working capital and other general corporate purposes.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DIVIDEND POLICY

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium, and provided that in no circumstances may a dividend be paid if it would result in us being unable to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

We do not have any plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. We intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

We are an exempted company with limited liability incorporated in the Cayman Islands. We rely principally on dividends distributed by our PRC subsidiaries and payments from PRC subsidiaries for our cash requirements, including distribution of dividends to our shareholders. Dividends distributed by our PRC subsidiaries are subject to PRC taxes.

In addition, PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us and only allow a PRC company to pay dividends out of its accumulated distributable after-tax profits as determined in accordance with its articles of association and the PRC accounting standards and regulations. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in the 2024 Annual Report.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:

●	on an actual basis as of December 31, 2024;

●	on a pro forma basis, to give effect to the securities issued by the Company between January 1, 2025 and June 30, 2025, including the sale of 1,041,668 ordinary shares of the Company (before the variation of share capital approved in January 2025) for an aggregate purchase price of $5,000,006.40; and

●	on an as further adjusted basis to give further effect to the sale of the Class A Ordinary Shares and the Pre-funded Warrants in this offering, assuming full exercise of the Pre-funded Warrants for cash and the issuance of the Common Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Common Warrants).

You should read this table in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus, and other financial information included elsewhere in this prospectus.

	As of December 31, 2024
	Actual (1)	Pro Forma (2) (unaudited)	Pro Forma As adjusted (3) (unaudited)
	$ in thousands	$ in thousands	$ in thousands
Shareholders’ Equity:
Class A Ordinary Shares, $0.00001 par value, 3,999,411,812 Class A Ordinary Shares authorized, 4,041,312 and 4,592,940 Class A Ordinary Shares issued and outstanding - pro forma and pro forma as adjusted basis, respectively	-	-	-
Class B Ordinary Shares, $0.00001 par value, 1,000,588,188 Class B Ordinary Shares authorized, 378,544 Class B Ordinary Shares issued and outstanding - pro forma and pro forma as adjusted basis	-	-	-
Additional paid-in capital	70,222	74,884	75,960
Accumulated deficit	(30,290)	(30,290)	(30,290)
Total U POWER LIMITED’s shareholders’ equity	39,932	44,594	45,670
Non-controlling interests	4,043	4,043	4,043
Total equity	43,975	48,637	49,713
Total Shareholders’ Equity	43,975	48,637	49,713
Total Capitalization	$43,975	$48,637	49,713

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Second Amended and Restated Memorandum and Articles of Association, which are referred to in this section as our “Second Amended and Restated Articles of Association.”

We were incorporated as an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) on June 17, 2021. A Cayman Islands exempted company:

●	as an exempted company, does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 3,999,411,812 Class A Ordinary Shares and 1,000,588,188 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as described below.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Companies Act and our Second Amended and Restated Articles of Association, our directors have general and unconditional authority to (a) issue, allot and dispose of shares in such manner and on such terms and having such rights and being subject to such restrictions as they may from time to time determine, (b) grant rights over shares to be issued in one or more classes or series as they deem necessary or appropriate, at such times and on such terms as they think proper, and (c) grant options with respect to shares and issue warrants or similar instruments with respect thereto. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to our Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Voting. Holders of Class A Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Dividends. Subject to any rights and restrictions of any other class of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying dividends to shareholders, may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

At any general meeting, a resolution put to the vote of the general meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson of the meeting or any shareholder holding not less than ten per cent (10%) of the votes attaching to the shares present in person or by proxy at the general meeting.

Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll, every shareholder present in pension or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share, 20 votes for each Class B Ordinary Share.

Conversion Rights

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not Jia Li or Chatchaval Jiaravanon or their affiliate, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not Jia Li or Chatchaval Jiaravanon or their affiliate, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of such amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may from time to time make calls upon the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on such shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of that interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our Second Amended and Restated Articles of Association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or installment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by either the directors or by the shareholders by special resolution;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or by the shareholders by ordinary resolution or are otherwise authorized by our articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	any fee related to the transfer has been paid to us; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within three calendar months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed, for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders).

General Meetings

As a Cayman Islands exempted company limited by shares, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our chairman or a majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office and may consist of several documents in like form, each signed by one or more requisitionist. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days.

At least 10 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day, and the hour of the meeting and the general nature of the business and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company. Notwithstanding the foregoing, a general meeting will, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by two-thirds of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

No business, except for the appointment of a chairman for the meeting, may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting will be dissolved.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 calendar days or more, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than 10 per cent of the votes attaching to the shares present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

All questions submitted to a general meeting shall be decided by an ordinary resolution, except where a greater majority is required by our articles of association or by the Cayman Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by our Company in general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

A director may be appointed by ordinary resolution or by the directors. Our board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board of directors meeting, appoint any person, to fill a casual vacancy on the board or as an addition to the existing board.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution notwithstanding anything in our articles of association or in any agreement between our Company and such director (but without prejudice to any claim for damages under such agreement). A vacancy on the board of directors created by the removal of a director under the previous sentence may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 calendar days before the meeting. Such director is entitled to attend the meeting and be heard.

The office of a director will be vacated if the director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to us;

(d)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the shareholders in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any committees, local boards, or agencies for managing any of our affairs and delegate to it any of the powers, authorities, and discretions for the time being vested in the directors (with power to sub-delegate) and may appoint any natural persons to be members of a committee, local board, or agency or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, or person or body of persons, to be our attorney or attorneys or authorized signatory for such purposes and with such powers, authorities, and discretion (not exceeding those vested in or exercisable by the directors under our articles of association) and for such period and subject to such conditions as they may think fit. Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or authorized signatory as the directors may think fit, and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities, and discretion vested in him.

The directors may from time to time at their discretion exercise all our powers to raise or borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any of our or any third party’s debts, liabilities, or obligations.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

A director may, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and profits which are not available for distribution may for these purposes only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit;

(d)	authorize a person to enter (on behalf of all the shareholders concerned) into an agreement with us providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalization, or (ii) the payment by us on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolutions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, thinks fit, but so that no shareholder will be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of our offerings, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Second Amended and Restated Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, any costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Under our Second Amended and Restated Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Our Second Amended and Restated Articles of Association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Second Amended and Restated Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	Our Second Amended and Restated Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association. Our Second Amended and Restated Articles of Association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Second Amended and Restated Articles of Association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of register of members or other corporate records (other than, the memorandum and articles of association, the register of mortgages or charges and special resolutions passed by the shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association. Under Cayman Islands law, the names of current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days. Our Second Amended Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call an annual general meeting every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all shareholders who would have been entitled to vote on such matter at a general meeting (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

History of Share Issuances

The following is a summary of our share issuances since incorporation in 2021. We note that any “ordinary shares” referred to below, and issued prior to August 13, 2024, have since been re-designated as Class A Ordinary Shares or as Class B Ordinary Shares. See “Prospectus Summary — Recent Development — Variation of Share Capital” in this prospectus. The below share numbers and their respective prices reflect the 1-for-100 reverse share split implemented on March 31, 2024. Solely for the purposes of this “History of Share Issuances” subsection, the number of ordinary shares following the 1-for-100 reverse share split is presented in hundredths where such number is not a whole number. Similarly, except for the par value, the share price is also presented in hundredths where such number is not a whole number.

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on June 17, 2021. On the date of our incorporation, we issued 2,000,000 ordinary shares for US$0.00001 per share to certain founding shareholders:

Purchaser	Number of Ordinary Shares
Upincar Limited	913,708
U Trend Limited	949,914
U Battery Limited	50,762
U Taste Car Limited	40,610
Will Hunting & U Holding Limited	36,120
Union Ahead Limited	8,886

On November 26, 2021, we issued 60,971.78 ordinary shares for US$0.00001 per share to Jiuchuang Youpin Limited.

On February 28, 2022, our board of directors approved the repurchase of 1,691,391.78 ordinary shares for US$0.00001 per share from the following shareholders:

Shareholder	Number of Ordinary Shares
Upincar Limited	744,423
U Trend Limited	789,555
U Battery Limited	38,517
U Taste Car Limited	35,610
Will Hunting & U Holding Limited	29,780.5
Union Ahead Limited	7,326.5
Jiuchuang Youpin Limited	46,179.78

On February 28, 2022, we issued 130,420 ordinary shares for US$0.00001 per share to the following shareholders:

Purchaser	Number of Ordinary Shares
U Create Limited	75,000
Everpine Delta Fund L.P.	55,420

On April 21, 2023, the Company closed its initial public offering (the “IPO”) of 24,166.67 ordinary shares, pursuant to a registration statement on Form F-1 (File No.333-268949), which was declared effective by the SEC on March 31, 2023. The ordinary shares were priced at $600 per share and the IPO was conducted on a firm commitment basis. On April 25, 2023, WestPark Capital, Inc, as the representative of the underwriters of the IPO of the Company, partially exercised the over-allotment option to purchase an additional 833.33 ordinary shares at the IPO price of $600 per share.

On December 6, 2023, the Company closed a registered follow-on offering to three investors in connection with the offering and sale of 100,000 units (the “Units,” and each a “Unit”), consisting of an aggregate of (a) 100,000 ordinary shares of the Company, (b) 100,000 Series A warrants, and (c) 100,000 Series B warrants, at a price of $120 per Unit. As of the date of this prospectus, the investors have exercised all the Series B warrants for a total of 1,535,936.71 ordinary shares pursuant to an alternative cashless exercise clause under the Series B warrants. All Series A warrants are outstanding as of the date of this prospectus.

On March 1, 2024, the Company issued 300,000 ordinary shares (valued at $2,625,000) to Lingzhi Zeng, the sole shareholder of Matson (Hong Kong) Industry Co., Limited, in a transaction to acquire 26.25% of Matson (Hong Kong) Industry Co., Limited’s total equity.

On June 10, 2024, the Company issued and sold to Big Benefit Ltd., an aggregate of 419,289 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $2,000,008.53.

On June 15, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $1,000,001.88.

On July 3, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $1,000,001.88.

The AGM of the Company was held on August 13, 2024. At the AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each in the capital of the Company (other than the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued ordinary shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued ordinary shares as Class B Ordinary Shares,

As a result, immediately following the AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 ordinary shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

On January 27, 2025, the Company issued and sold to certain institutional investors, including the Selling Shareholder, (i) 648,000 Class A Ordinary Shares, (ii) pre-funded warrants to purchase up to 393,668 Class A Ordinary Shares in a registered direct offering, and (iii) common warrants to purchase up to 1,562,502 Class A Ordinary Shares in a concurrent private placement at a combined offering price for each Class A Ordinary Share and accompanying common warrant of $4.80. The gross proceeds to the Company were approximately $5 million before deducting the placement agent’s fees and other offering expenses.

On July 25, 2025, the Company issued and sold to the Selling Shareholder, (i) 445,000 Class A Ordinary Shares, (ii) Pre-funded Warrants to purchase up to 106,628 Class A Ordinary Shares in a registered direct offering, and (iii) Common Warrants to purchase up to 551,628 Class A Ordinary Shares in a concurrent private placement at a combined offering price for each Class A Ordinary Share and accompanying Ordinary Warrant of $2.50. The gross proceeds to the Company were approximately $1.38 million before deducting the placement agent’s fees and other offering expenses.

SELLING SHAREHOLDER

July 2025 Registered Direct Offering and Concurrent Private Placement

On July 25, 2025, we entered into the Securities Purchase Agreement with the Selling Shareholder, pursuant to which we issued and sold (i) in a registered direct offering 445,000 Class A Ordinary Shares and the Pre-funded Warrants to purchase up to 106,628 Class A Ordinary Shares, and (ii) in a concurrent private placement, the Common Warrants to purchase up to 551,628 Class A Ordinary Shares, which have an exercise price of $2.50 per Class A Ordinary Share, are exercisable immediately and will expire on July 24, 2030.

The issuance of the Common Warrants described above was exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Pursuant to the Securities Purchase Agreement with the Selling Shareholder, we agreed, among other things, to file a registration statement with the SEC for purposes of registering the resale of the Class A Ordinary Shares issuable upon exercise of the Common Warrants as soon as practicable and to keep such registration statement effective within 60 calendar days (90 calendar days in the event the SEC issues a full review) following the closing of the above-referenced transaction and to keep such registration statement effective at all times until the Selling Shareholder no longer owns any Common Warrants or Class A Ordinary Shares issuable upon exercise thereof. Pursuant to the placement agency agreement entered into between the Company and Maxim Group LLC on July 24, 2025, we agreed, among other things, to register the Class A Ordinary Shares underlying the Common Warrants under the Securities Act.

We are registering the resale by the Selling Shareholder of the Class A Ordinary Shares issuable upon exercise of the Common Warrants in order to permit the holders of the Common Warrants to offer such Class A Ordinary Shares for resale from time to time pursuant to this prospectus. The holders of the Warrants may also sell, transfer or otherwise dispose of all or a portion of the Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those.

Relationships with the Selling Shareholder

Except for ownership of the Common Warrants, ownership of certain series A warrants we issued and sold in a private placement on December 6, 2023, and ownership of certain Class A Ordinary Shares, pre-funded warrants, and common warrants we issued and sold in a private placement on January 27, 2025, and as described in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years.

Information About Selling Shareholder Offering

The Offered Shares being offered by the Selling Shareholder are those issued or issuable upon exercise of the Common Warrants, described above. We are registering the Offered Shares in order to permit the Selling Shareholder to offer the Offered Shares for resale from time to time.

Throughout this prospectus, when we refer to the Offered Shares being registered on behalf of the Selling Shareholder, we are referring to the Offered Shares issued or issuable upon cash exercise of the Common Warrants, and when we refer to the Selling Shareholder in this prospectus we are referring to the Selling Shareholder identified below, and, as applicable, permitted transferees or other successors-in-interest of the Selling Shareholder that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The table below provides information regarding the beneficial ownership of the Offered Shares by the Selling Shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder. The fourth column lists the maximum number of Class A Ordinary Shares being offered in this prospectus by the Selling Shareholder, issuable upon exercise of the Common Warrants, without regard to any limitations on the exercise of the Common Warrants. The fifth and sixth columns list the number of Class A Ordinary Shares beneficially owned after the offering of the Offered Shares and the percentage of outstanding Class A Ordinary Shares, assuming the sale of all of the Offered Shares offered by such Selling Shareholder pursuant to this prospectus.

The Selling Shareholder may sell some, all or none of its Offered Shares. We do not know when or whether the Selling Shareholder will exercise its Common Warrants nor do we know how long the Selling Shareholder will hold its Offered Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the exercise of any Common Warrants, or the sale or other disposition of any of the Offered Shares. The Offered Shares covered hereby may be offered from time to time by the Selling Shareholder.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholder. The percentage of shares owned prior to the offering is based on the Selling Shareholder’s ownership of Class A Ordinary Shares as of August 15, 2025.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering(1)		Class B Ordinary Shares Beneficially Owned Prior to this Offering(1)		Maximum Number of Class A Ordinary Shares to be offered Pursuant to this Prospectus	Class A Ordinary Shares Beneficially Owned After this Offering(1)		Class B Ordinary Shares Beneficially Owned After this Offering(1)		Voting Power After this Offering
Name of Selling Shareholder	Number(2)	Percent	Number	Percent	Number	Number(2)	Percent	Number	Percent	Percent
Sabby Volatility Warrant Master Fund, Ltd.(3)	401,872	8.72%	-	-	551,628	401,872	8.72%	-	-	3.36%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. The total number of Class A Ordinary Shares issued and outstanding as of August 15, 2025 was 4,603,440, without consideration of the exercise of the warrants held by the Selling Shareholder on that date, and without regard to any limitations on exercises. Class A Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of August 15, 2025, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder. The total number of Class B Ordinary Shares issued and outstanding as of August 15, 2025 was 368,044.

(2)

This column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder, based on its ownership of the Class A Ordinary Shares, as of August 15, 2025. As of August 15, 2025, the Selling Shareholder owns (i) 401,872 Class A Ordinary Shares; (ii) 50,000 series A warrants, each exercisable for one Class A Ordinary Share at an exercise price of $4.80 per share; (iii) common warrants exercisable for an aggregate of 1,500,002 Class A Ordinary Shares at an exercise price of $2.50 per share; and (iv) Common Warrants exercisable for an aggregate of 551,628 Class A Ordinary Shares. The warrants described above are subject to a beneficial ownership limitation, which provides that the Selling Shareholder may not exercise any portion of such warrants to the extent that, after giving effect to such exercise, the Selling Shareholder would beneficially own more than 4.99% of the outstanding Class A Ordinary Shares immediately following the issuance of shares pursuant to the exercise. As the Selling Shareholder currently owns 401,872 Class A Ordinary Shares, representing approximately 8.72% of the Class A Ordinary Shares issued and outstanding, the warrants described herein are not currently exercisable. Accordingly, the Class A Ordinary Shares underlying such warrants are not deemed to be beneficially owned by the Selling Shareholder.

(3)	The business address of Sabby Volatility Warrant Master Fund, Ltd. is Governors Square, Bldg. 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209 Cayman Islands. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell all or a portion of the Class A Ordinary Shares beneficially owned by the Selling Shareholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions it assumes. The Selling Shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Shareholder does not own any Common Warrants or does not own any Class A Ordinary Shares issuable upon exercise of the Common Warrants.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the Offered Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Offered Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

This offering will terminate on the date that all of the Class A Ordinary Shares offered by this prospectus have been sold by the Selling Shareholder.

The Class A Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “UCAR.”

EXPENSES

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the Offered Shares being registered hereby. All of such expenses are estimates, except for the SEC registration fee.

Securities and Exchange Commission Registration Fee	$166.38
Legal Fees and Other Expenses	$20,000
Accounting Fees and Expenses	$10,000
Miscellaneous Expenses	$5,000
Total Expenses	$35,166.38

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Guantao Law Firm.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024, 2023 and 2022 incorporated herein by reference to the 2024 Annual Report have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

(2)	Our current reports on Form 6-K filed with the SEC on July 28, 2025;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 31, 2023, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

U Power Limited

18/F, Building 3, Science and Technology Industrial Park,

Yijiang District, Wuhu City, Anhui Province

People’s Republic of China, 241003

00852-6859-3598

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Offered Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Offered Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

551,628 Class A Ordinary Shares

U Power Limited

Prospectus dated [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

We have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempted from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. The underwriter was not involved in these issuances of securities.

The below share numbers and their respective prices reflect the 1-for-100 reverse share split implemented on March 31, 2024.

On February 28, 2022, we issued 75,000 ordinary shares of the Company, par value US$0.00001 per share to U Created Limited, for a consideration of US$75.

On February 28, 2022, we issued 55,420 ordinary shares of the Company, par value US$0.00001 per share to Everpine Delta Fund L.P., for a consideration of US$55.42.

On March 1, 2024, we issued 300,000 ordinary shares of the Company, par value US$0.00001 per share to Lingzhi Zeng, to acquire 26.25% equity interests in MATSON (HONG KONG) INDUSTRY CO., LIMITED.

On June 15, 2024, we issued 209,644 ordinary shares of the Company, par value US$0.00001 per share to Fortune Light Assets Ltd., at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88.

On July 3, 2024, we issued 209,644 ordinary shares of the Company, par value US$0.00001 per share to Fortune Light Assets Ltd., at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88.

On June 10, 2024, we issued 419,289 ordinary shares of the Company, par value US$0.00001 per share to Big Benefit Ltd., at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $2,000,008.53.

On January 27, 2025, we issued common warrants to certain institutional investors, including the Selling Shareholder, to purchase up to 1,562,502 Class A Ordinary Shares, which have an exercise price of $4.80 per Class A Ordinary Share, are exercisable immediately and will expire on January 27, 2030.

On July 25, 2025, we issued Common Warrants to the Selling Shareholder, to purchase up to 551,628 Class A Ordinary Shares, which have an exercise price of $2.50 per Class A Ordinary Share, are exercisable immediately and will expire on July 24, 2030.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and(a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2025)

4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-3 (File No. 333-282901) filed with the SEC on October 8, 2024)

4.2	Form of Common Warrant to purchase Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 of the Form 6-K filed by the Company with the SEC on January 28, 2025)

4.3	Form of Pre-Funded Warrant to purchase Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Form 6-K filed by the Company with the SEC on January 28, 2025)

4.4	Form of Pre-Funded Warrant to purchase Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Form 6-K filed by the Company with the SEC on July 28, 2025)

4.5	Form of Common Warrant to purchase Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 of the Form 6-K filed by the Company with the SEC on July 28, 2025)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares being registered

10.1	Form of Employment Agreement by and between executive officers and the Company (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.2	Form of Indemnification Agreements between the Company and its directors and officers (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.3	English translation of cooperation agreement by and between FAW Jiefang Qingdao Automobile Co., Ltd. and Shanghai Youxu New Energy Technology Co., Ltd., dated September 28, 2021 (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.4	English translation of cooperation agreement by and between Dongfeng Liuzhou Motor Co., Ltd. and Shanghai Youxu New Energy Technology Co., Ltd., dated August 28, 2021 (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.5	English translation of cooperation agreement by and between Dongfeng HUBEI TRI-RING MOTOR CO., LTD and Youpin Automotive Services (Shanghai) Co., Ltd., dated July 22, 2021 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.6	English translation of Capital Increase Agreement dated December 31, 2021 (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.7	English translation of Amendment, dated November 10, 2023, to Capital Increase Agreement (originally dated December 31, 2021) among Youxu New Energy Technology (Zibo) Co., Ltd., Mr. Jia Li, and Shandong Qiying Industrial Investment Development Co., Ltd. (incorporated by reference to Exhibit 4.15 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2024)

10.8	English translation of Consulting Agreement, between U Power Limited and RICHNESS FORTUNE CREDIT(HK) COMPANY LIMITED, dated April 18, 2023 (incorporated by reference to Exhibit 4.16 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2024)

10.9	English translation of Offshore Business Loan Entrustment Agreement between U Power Limited and Worthy Credit Limited, dated March 31, 2023 (incorporated by reference to Exhibit 4.17 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2024)

10.10	Service Agreement between U Power Limited and Liberty Asset Management Capital Limited, dated March 31, 2023 (incorporated by reference to Exhibit 4.18 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2024)

10.11	English translation of Lease Agreement for Factory and Office Building by and between Anhui Juhu Door and Window Technology Co. and Upincar Group Co., Ltd., dated June 16, 2021 (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.12	English translation of Lease Agreement of the Zibo Factory dated December 28, 2021 (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.13	English translation of Cooperation Agreement (dated June 6, 2021), Memorandum of Agreement (dated December 17, 2021), and Supplemental Agreement (dated August 10, 2022), between Quanzhou Xinao Transportation Energy Development Co. and Shanghai Youxu New Energy Technology Youxu Company (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the SEC on December 22, 2022)

10.14	English translation of Investment Agreement on Joint Venture of Huzhou Zheyou New Energy Sales Co., Ltd. by and between Zhejiang Petroleum Comprehensive Energy Sales Co., Ltd. and Youpin Automobile Service Group Co., Ltd., dated April 15, 2022 (incorporated by reference to the Annual Report on Form 20-F (File No. 001-41679) filed with the SEC on August 22, 2023)

10.15	English translation of Corporate Bond Subscription Agreement by and between Zhejiang Youguan Automobile Service Co., Ltd. and Wuyi Transportation Construction Investment Group Co., Ltd., dated September 17, 2020 (incorporated by reference to the Annual Report on Form 20-F (File No. 001-41679) filed with the SEC on August 22, 2023)

10.16	English translation of Project Finance Loan Contract by and between Youxu New Energy Technology (Zibo) Co., Ltd. and Qishang Bank, dated December 13, 2021 (incorporated by reference to the Annual Report on Form 20-F (File No. 001-41679) filed with the SEC on August 22, 2023)

10.17	English translation of Settlement Agreement by and between Zhejiang Youguan Automotive Service Co., Ltd. and WuYi Transportation Construction Investment Group Company Limited, dated June 13, 2023 (incorporated by reference to the Annual Report on Form 20-F (File No. 001-41679) filed with the SEC on August 22, 2023)

10.18	Form of the Securities Purchase Agreement, dated January 24, 2025, by and among the Company and the Selling Shareholders (incorporated by reference to Exhibit 10.2 to the Form 6-K filed by the Company with the SEC on January 28, 2025)

10.19	Placement Agency Agreement, dated January 24, 2025, by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.1 to the Form 6-K filed by the Company with the SEC on January 28, 2025)

10.20	Joint Venture Agreement, dated December 25, 2024, by and between U SWAP Co., Ltd. and Ezzy Transporter (Thailand) Co., Ltd. (incorporated by reference to Exhibit 4.25 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2025)

10.21	Joint Venture Agreement, dated December 16, 2024, by and among Associação Nacional dos Transportes Rodoviários em Automóveis Ligeiros, Energy U Limited and UNEXMOB MOBILIDADE ELETRICA, LDA (incorporated by reference to Exhibit 4.26 of the Annual Report on Form 20-F, filed with the SEC on May 15, 2025)

10.22	Placement Agency Agreement, dated July 24, 2025, by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.1 to the Form 6-K filed by the Company with the SEC on July 28, 2025)

10.23	Form of Securities Purchase Agreement, dated July 24, 2025, by and between the Company and the Selling Shareholder (incorporated by reference to Exhibit 10.2 to the Form 6-K filed by the Company with the SEC on July 28, 2025)

23.1*	Consent of Onestop Assurance PAC

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3*	Consent of Guantao Law Firm

24.1*	Powers of Attorney (included on signature page)

99.1	Code of Business Conduct and Ethics of the Company (incorporated by reference to Exhibit 14.1 of our Registration Statement on Form F-1 (File No. 333-268949) initially filed with the Securities and Exchange Commission on December 22, 2022)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on August 19, 2025.

U Power Limited

By:	/s/ Jia Li
Name:	Jia Li
Title:	Chief Executive Officer and Chairman of the Board of Directors

Power of Attorney

Each person whose signature appears below constitutes and appoints Jia Li as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jia Li	Chief Executive Officer, Director, and	August 19, 2025
Name: Jia Li	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ *	Chief Financial Officer and Director	August 19, 2025
Name: Bingyi Zhao	(Principal Financial and Accounting Officer)

/s/ *	Independent Director	August 19, 2025
Name: Xiaochun Li

/s/ *	Independent Director	August 19, 2025
Name: Quanshi Chen

/s/ *	Independent Director	August 19, 2025
Name: Jean Christophe von Pfetten

By:	/s/ Jia Li
Jia Li
Attorney-in-fact*

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of U Power Limited, has signed this registration statement thereto in New York, NY on August 19, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.